Exhibit 31.2
CERTIFICATIONS PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Mark D. Funston, certify that:
1.	I have reviewed this annual report on Form 10-K of WebMD Health Corp.; and
       2.   Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
3.	[Intentionally omitted]*

4.	[Intentionally omitted]*

5.	[Intentionally omitted]*
Date: April 29, 2009

/s/ Mark D. Funston
Mark D. Funston
Executive Vice President and Chief Financial Officer (Principal financial and accounting officer)

*	Paragraphs 3 through 5, omitted here, are included in Exhibit 31.2 to the Annual Report on Form 10-K filed by WebMD Health Corp. on February 27, 2009.